Exhibit 99.1
Joint Filer Information
Form 4

Designated Filer:	Elevation Partners, L.P.

Other Joint Filers:	Elevation Associates, L.P., Elevation Associates, LLC,
Elevation Employee Side Fund, LLC, Elevation Management, LLC, Marc Bodnick, Paul Hewson, and Bret Pearlman

Addresses:	The principal business address of each of the joint filers listed above is 2800 Sand Hill Road, Suite 160, Menlo Park, CA 94025.

Date of Event Requiring Statement:	January 9, 2009

Issuer Name and Ticker or Trading Symbol:	Palm, Inc. [PALM]
Signatures:

ELEVATION ASSOCIATES, L.P.
By:	Elevation Associates, LLC,
as General Partner

By:	*
	Name: Title:	Fred Anderson Manager

ELEVATION ASSOCIATES, LLC
By:	*
	Name:	Fred Anderson
	Title:	Manager

ELEVATION EMPLOYEE SIDE FUND, LLC
By:	Elevation Management, LLC,
as Managing Member

By:	*
	Name:	Fred Anderson
	Title:	Manager

ELEVATION MANAGEMENT, LLC
By:	*
	Name:	Fred Anderson
	Title:	Manager

*
Marc Bodnick

*
Paul Hewson

*
Bret Pearlman

* /s/ Tracy Hogan
Attorney-in-Fact for Reporting Persons
pursuant to Power of Attorney

Date: January 12, 2009